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                                                                   EXHIBIT 3.1
                         CERTIFICATE OF INCORPORATION
                                      OF
                           INTERCOAST ENERGY COMPANY


     ARTICLE I.  CORPORATE NAME.  The name of this corporation is InterCoast
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Energy Company (hereinafter also referred to as the "Corporation").

     ARTICLE II. REGISTERED OFFICE AND AGENT.  The address of the registered
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office of the Corporation in the State of Delaware is The Corporation Trust
Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     ARTICLE III.  EXISTENCE.  The term of corporate existence of the
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Corporation is perpetual.

     ARTICLE IV. NATURE OF BUSINESS OR PURPOSES TO BE CONDUCTED OR PROMOTED.
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The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     ARTICLE V.  AUTHORIZED SHARES OF STOCK.  The aggregate number of shares of
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all classes of stock which the Corporation shall have authority to issue is
30,000,000 shares, consisting of (i) 25,000,000 shares of common stock, having a par value of $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, having a par value of $.01 per share ("Preferred Stock"). The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any person, whether or not the Corporation shall have notice thereof, except as may be expressly provided otherwise by the laws of the state of Delaware.

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

     A.   COMMON STOCK.
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     1.   General.  The shares of authorized Common Stock shall be identical in
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all respects and shall, as to each other, have equal rights and privileges.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of such series.


     2.   Voting.  The holders of the Common Stock are entitled to one vote for
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each share
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held at all meetings of stockholders and in cases of written actions in lieu of meetings.  There shall be no cumulative voting.

     3.   Dividends.  Dividends may be declared and paid on the Common Stock
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from funds lawfully available therefor as and when determined by the Board of
Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the Corporation,
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whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     B.   PREFERRED STOCK.
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     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the distinctive designation of and the number of shares constituting that series, and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     ARTICLE VI. INCORPORATOR.  The name and mailing address of the incorporator
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is James R. Barnett, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303.


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     ARTICLE VII.  INITIAL DIRECTOR.  The name and mailing address of the person
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who is to act as the initial director of the Corporation until the first annual meeting of stockholders or until his successor is elected and qualifies is Donald C. Heppermann, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303.

     ARTICLE VIII.  DIRECTOR LIABILITY. A director of the Corporation shall not
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be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     ARTICLE IX. INDEMNIFICATION.  (a) Each person who was or is a party or is
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threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative or arbitration and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law of the State of Delaware permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was

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or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of a written undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise.

     (b) If a claim under paragraph (a) of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the applicable standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, shall not be a defense to the action or create a presumption that claimant had not met the applicable standards of conduct.

     (c) Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision contained in this Article IX shall not affect the validity or enforceability of any other provision of this Article IX.

     (d) Unless finally determined, the termination of any litigation, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere, or
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its equivalent, shall not, of itself, create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware.

     (e) The rights conferred on any person by this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

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     (g) The Corporation may grant rights to indemnification and to the advancement of expenses to, and may maintain insurance to protect, any agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of, and the maintenance of insurance to protect, directors, officers and employees of the Corporation.

     ARTICLE X.  AUTHORITY OF DIRECTORS TO MAKE BYLAWS.  The Board of Directors
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may adopt, amend or repeal Bylaws; provided, however, that such authority shall not divest the stockholders of their power, nor limit their power, under the General Corporation Law of the State of Delaware to adopt, amend or repeal the Bylaws of the Corporation.

     ARTICLE XI. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.   The
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Corporation hereby elects not to be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, such Section 203 being captioned "Business combinations with interested stockholders".

     ARTICLE XII.  COMPROMISES OR ARRANGEMENTS WITH CREDITORS AND/OR
                   -------------------------------------------------
STOCKHOLDERS.  Whenever a compromise or arrangement is proposed between this
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Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     For the purpose of forming a corporation under the General Corporation Law of the State of Delaware, I, the undersigned, being the incorporator hereinbefore named, hereby make, adopt, file and record this Certificate of Incorporation as my act and deed, certify that the facts stated herein are true, and accordingly hereunto set my hand this 16th day of May, 1996.

                                         \s\ James R. Barnett
                              --------------------------------------------
                                         James R. Barnett, Incorporator



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